Filed Pursuant to Rule 424(b)(2)
Registration No. 333-180771

Pricing Supplement dated March 21, 2014 (To Prospectus Supplement dated September 25, 2012 and Prospectus dated May 4, 2012)

Canadian Imperial Bank of Commerce

Senior Global Medium-Term Notes (Structured Notes)

Equity Linked Securities

Index-Linked Market Plus Non-Principal Protected Notes

Securities Linked to the S&P 500® Index due September 26, 2016

We, Canadian Imperial Bank of Commerce, are offering, pursuant to this preliminary Pricing Supplement and the accompanying Prospectus Supplement and Prospectus, the Index-Linked Market Plus Non-Principal Protected Notes (each, a “Note” and together, the “Notes”) specified herein that may pay at maturity an amount in U.S. dollars, as described herein.

The specific terms of the Notes are provided herein. If the terms described herein are different or inconsistent with those described in the accompanying Prospectus Supplement or Prospectus, the terms described herein shall control. Capitalized terms used in this Pricing Supplement, but not defined herein, shall have the meaning ascribed to them in the accompanying Prospectus Supplement or Prospectus.

Unlike ordinary debt securities, the Notes do not guarantee the return of any portion of the Notional Amount to the investors on the Maturity Date and do not pay any coupon. The Notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page PRS-6 of this Pricing Supplement and on page S-1 of the accompanying Prospectus Supplement.

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The Notes are designed for investors who are willing to make an investment that could fully expose their initial principal investment to any depreciation of the S&P 500® Index (Bloomberg Ticker: SPX) (the “Reference Index”) over the term of the Notes, resulting in the loss of some or all of their initial principal investment; who seek to participate in any appreciation of the Reference Index over the term of the Notes; and who anticipate the Closing Level of the Reference Index will not be less than the Initial Index Level by more than 25.00% on any Scheduled Trading day during the investment period. For more information, please see the section “Who should consider investing in the Notes?” on page PRS-4 of this Pricing Supplement.

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SUBJECT TO OUR CREDIT RISK (ABILITY TO PAY), PAYMENT ON THE MATURITY DATE WILL BE LINKED TO THE PERFORMANCE OF THE REFERENCE INDEX DURING AND OVER THE TERM OF THE NOTES. ANY PAYMENT ON THE NOTES IS SUBJECT TO OUR CREDITWORTHINESS (ABILITY TO PAY). YOU FACE THE RISK OF NOT RECEIVING ANY PAYMENT ON YOUR INVESTMENT IF WE FILE FOR BANKRUPTCY OR ARE OTHERWISE UNABLE TO PAY OUR DEBT OBLIGATIONS.

¡	THE NOTES ARE OUR UNSECURED DEBT OBLIGATIONS AND ARE NOT LISTED ON ANY EXCHANGE.

Payment at Maturity:

¡	Subject to our credit risk, on the Maturity Date, for each $1,000 Notional Amount of Notes that you hold, you will receive the “Redemption Amount,” which will equal:

o	if a Downside Trigger Event HAS NOT occurred, $1,000 plus the product of (i) $1,000 and (ii) the greater of (1) zero and (2) the Index Performance; and

o

if a Downside Trigger Event HAS occurred, $1,000 plus the product of (i) $1,000 and (ii) the Index Performance. In this event, if the Index Performance is negative, the Redemption Amount will be less than $1,000 and you will lose some or all of your invested principal.

For the avoidance of doubt, if a Downside Trigger Event has occurred and the Index Performance is negative, the Redemption Amount for each Note will be less than $1,000. In such instance, for each 1.00% difference between zero and the negative Index Performance, you will lose 1.00% of the Notional Amount of your Notes. IF A DOWNSIDE TRIGGER EVENT HAS OCCURRED, YOU COULD LOSE UP TO 100% OF YOUR INITIAL PRINCIPAL INVESTMENT IN THE NOTES.

Specific Terms of the Notes:

¡	CUSIP: 13605WAC5 ISIN: US13605WAC55

¡	Calculation Agents: Société Générale and Canadian Imperial Bank of Commerce

¡	Reference Index: the S&P 500® Index (Bloomberg Ticker: SPX)

¡	Agent: SG Americas Securities, LLC

¡	Index Sponsor: S&P Dow Jones Indices LLC

¡	Aggregate Notional Amount: $3,000,000

¡	Notional Amount per Note: $1,000

¡	Issue Price: $1,000 per $1,000 Notional Amount of Notes

¡	Minimum Investment Amount/Minimum Holding: $1,000 Notional Amount of Notes (1 Note)

¡	Pricing Date: March 21, 2014

¡	Issue Date: March 26, 2014 (3 business days after the Pricing Date)

¡	Final Valuation Date: September 21, 2016

¡	Maturity Date: September 26, 2016
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Downside Trigger Event: A Downside Trigger Event occurs if, on any Scheduled Trading Day from but excluding the Pricing Date to and including the Final Valuation Date, the Closing Level of the Reference Index has decreased below the Downside Trigger Reference Level.

¡	Downside Trigger Reference Level: 1399.89, which is 75.00% of the Initial Index Level.

¡	Index Performance: (i) the Final Index Level minus the Initial Index Level divided by (ii) the Initial Index Level, expressed as a percentage, as determined by the Calculation Agent.

¡	Initial Index Level: 1866.52, which reflects the Closing Level of the Reference Index on the Pricing Date, as determined by the Calculation Agent.

¡	Final Index Level: the Closing Level of the Reference Index on the Final Valuation Date.

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Closing Level: With respect to the Reference Index on any Scheduled Trading Day, the official closing level of such Reference Index on such Scheduled Trading Day as published and announced by the Index Sponsor.

Investing in the Notes involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-6.

The Notes are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the Notes are subject to the credit risk of Canadian Imperial Bank of Commerce. The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission has approved or disapproved of these Notes or determined if this Pricing Supplement or the accompanying Prospectus Supplement and Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Agent’s Commission(2)	Proceeds to CIBC

Per Note	$1,000.00	$21.50	$978.50

Total	$3,000,000.00	64,500.00	$2,935,500.00

(1) The price to the public includes our structuring and development costs as well as the expected cost and profit of hedging our obligations under the Notes. Also see “Risk Factors – Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity” herein.

(2) Please see “Supplemental Plan of Distribution” in this Pricing Supplement as well as “Supplemental Plan of Distribution” in the accompanying Prospectus Supplement for information about fees and commissions. The Agent or any dealer selling a Note to an account with respect to which it receives a management fee will forego any commission on such sale, and this may result in holders of such accounts being entitled to purchase the Notes at a price lower than $1,000 per Note, but not less than $978.50 per Note.

We currently estimate that the value of each $1,000 Notional Amount of the Notes on the Pricing Date is $960.30, as determined by reference to internal pricing models and the discount rate at which we are currently willing to borrow funds through the issuance of the Notes, which may account for the higher costs associated with structuring and offering the Notes and our liquidity needs (our “internal funding rate”). The estimated value of the Notes as of the Pricing Date is less than the public offering price you pay to purchase the Notes. The estimated value of the Notes is not an indication of the actual profit to us or any of our affiliates, nor is it an indication of the price, if any, at which we, the Agent or any other person may be willing to buy the Notes from you at any time after issuance. See “Estimated Value and Secondary Market Prices of the Notes” in this Pricing Supplement for additional information. The actual value of your Notes at any time will reflect many factors and cannot be predicted with accuracy.

The Agent is not obligated to purchase the Notes but has agreed to use reasonable efforts to solicit offers to purchase the Notes. To the extent the full Aggregate Notional Amount of the Notes being offered by this Pricing Supplement is not purchased by investors in the offering, the Agent or one or more of its or our affiliates may agree to purchase a part of the unsold portion, which may constitute a substantial portion of the total Aggregate Notional Amount of the Notes, and to hold such Notes for investment purposes. See “Risk Factors – The Notes will not be listed on any securities exchange or any inter-dealer quotation system; there may be no secondary market for the Notes; potential illiquidity of the secondary market; holding of the Notes by the Agent or its or our affiliates and future sale” in this Pricing Supplement. This Pricing Supplement and the accompanying Prospectus Supplement and Prospectus may be used by our affiliates in connection with offers and sales of the Notes in market-making transactions.

We reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part. The Notes are expected to be delivered through the facilities of the Depository Trust Company on or about the Issue Date.

ABOUT THIS PRICING SUPPLEMENT

You should read this Pricing Supplement together with the Prospectus dated May 4, 2012 (the “Prospectus”) and the Prospectus Supplement dated September 25, 2012 (the “Prospectus Supplement”), relating to our Senior Global Medium-Term Notes (Structured Notes), of which these Notes are a part, for additional information about the Notes. Information included in this Pricing Supplement supersedes information in the Prospectus Supplement and Prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the Prospectus Supplement or the Prospectus.

You should rely only on the information contained in or incorporated by reference in this Pricing Supplement, the Prospectus Supplement and the Prospectus. This Pricing Supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this Pricing Supplement, the Prospectus Supplement and the Prospectus, in the documents referred to in this Pricing Supplement, the Prospectus Supplement and the Prospectus and which are made available to the public. We have not, and the Agent has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and the Agent is not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this Pricing Supplement, the Prospectus Supplement or the Prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this Pricing Supplement, nor the Prospectus Supplement, nor the Prospectus constitutes an offer, or an invitation on our behalf or on behalf of the Agent, to subscribe for and purchase any of the Notes and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

References to “CIBC,” “the Issuer,” “we,” “us” and “our” in this Pricing Supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the Prospectus Supplement and Prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

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Prospectus Supplement dated September 25, 2012 and Prospectus dated May 4, 2012 filed with the SEC on September 25, 2012: http://www.sec.gov/Archives/edgar/data/1045520/000119312512403610/d414657d424b3.htm

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SUMMARY

Because this is a summary, it does not contain all of the information that may be important to you. You should read this summary together with the more detailed information that is contained in (i) this Pricing Supplement, (ii) the “Description of the Notes We May Offer” section in the accompanying Prospectus Supplement and (iii) the “Description of Senior Debt Securities” section in the accompanying Prospectus.

What are the Notes?

The Notes are senior unsecured debt securities issued by us and will rank equally with all of our other unsecured and unsubordinated debt issued under Senior Global Medium-Term Notes (Structured Notes) program. The Notes are not, and will not be, rated by any nationally recognized statistical rating organization.

The Notes are substantially riskier than ordinary debt securities. Unlike ordinary debt securities, the Notes do not guarantee the return of any portion of your initial investment in the Notes on the Maturity Date and do not pay any interest. Payment at maturity is linked to the performance of the Reference Index indicated on the cover page of this Pricing Supplement. The Notes are non-principal protected; therefore, your principal is at risk and you could lose some or all of your investment in the Notes.

ANY PAYMENT ON THE NOTES IS SUBJECT TO OUR CREDITWORTHINESS (ABILITY TO PAY).

The Notes are not our deposit liabilities. The Notes will be solely our obligation, and no other third party entity will have any obligation, contingent or otherwise, to make any payments or deliveries with respect to the Notes.

For a detailed description of the general terms of the Notes, see the section “Additional Terms of the Notes” herein, the section “Description of the Notes We May Offer” in the accompanying Prospectus Supplement and the section “Description of Senior Debt Securities” in the accompanying Prospectus.

What is the minimum required purchase or transfer amount?

The minimum investment or transfer amount in the Notes is $1,000 or 1 Note. No person may, at any time, purchase or transfer Notes in an amount less than $1,000.

Do I get my principal back at maturity?

The Notes are not principal protected, so you are not guaranteed to receive any return of your principal at maturity. If a Downside Trigger Event occurs on any Scheduled Trading Day from but excluding the Pricing Date to but including the Final Valuation Date, your entire invested principal could be fully exposed to a negative Index Performance. In such case, if the Index Performance is negative, for each 1.00% difference between zero and the negative Index Performance, you will lose 1.00% of the Notional Amount of your Notes. Accordingly, you could lose some or all of your investment in the Notes.

Is there a limit on how much you can lose on the Notes?

No. If a Downside Trigger Event occurs (which means the Closing Level of the Reference Index on any Scheduled Trading Day from but excluding the Pricing Date to but including the Final Valuation Date is more than 25.00% below the Initial Index Level) and the Index Performance is negative, for each 1.00% difference between zero and the Index Performance, you will lose 1.00% of the Notional Amount of your Notes. Accordingly, if a Downside Trigger Event occurs on any Scheduled Trading Day from but excluding the Pricing Date to but including the Final Valuation Date, you may lose a significant portion and could lose up to 100% of your initial principal investment in the Notes.

How is the Final Index Level determined?

The Final Index Level is the Closing Level of the Reference Index on the Final Valuation Date, and the levels of the Reference Index prior to such dates will not be used to determine the Redemption Amount. Therefore, no matter how high the levels of the Reference Index may be during the term of the Notes, the Final Index Level may be lower than the level of the Reference Index on any one or more of such dates individually.

Will I receive any coupon payments on the Notes?

No. You will not be entitled to any coupon or interest payments during the term of the Notes. Accordingly, your return on the Notes may be less than that which would be payable on a conventional fixed-rate debt security with the same maturity issued by a company with creditworthiness comparable to the Issuer.

What is a Downside Trigger Event?

A Downside Trigger Event occurs if, on any Scheduled Trading Day from but excluding the Pricing Date to and including the Final Valuation Date, the Index Closing Level has decreased below the Downside Trigger Reference Level, which reflects 75.00% of the Initial Index Level.

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Therefore, if the Closing Level of the Reference Index on any day during the term of the Notes is less than the Downside Trigger Reference Level (thereby causing a Downside Trigger Event), you will be exposed to any negative Index Performance and could lose up to 100% of your initial principal investment in the Notes.

What are the consequences of a Downside Trigger Event?

If a Downside Trigger Event occurs, your principal protection at maturity WILL BE TERMINATED. In such case, your principal will be fully exposed to any depreciation of the Reference Index over the term of the Notes. In this case, if the Index Performance is negative, you could lose a significant portion and up to 100% of your initial principal investment in the Notes.

Can you give me examples of the Redemption Amount payable on the Maturity Date?

In this Pricing Supplement, we have provided under the heading “Hypothetical Payments on the Notes at Maturity” the hypothetical returns and payments that an investor would receive at maturity for each $1,000 Notional Amount of Notes, based on whether or not a Downside Trigger Event has occurred and various hypothetical levels of the Reference Index. These examples are for illustrative purposes only and the hypothetical returns set forth in this Pricing Supplement may or may not be the actual returns received by a purchaser of the Notes.

Who calculates the Redemption Amount on the Maturity Date?

The Calculation Agent will determine, among other things, the Initial Index Level, the Closing Levels and Final Index Level of the Reference Index, the Index Performance, whether or not a Downside Trigger Event has occurred and the Redemption Amount per Note. The Calculation Agent will also adjust the terms of the Notes based on certain events affecting the Reference Index. The section “Additional Terms of the Notes” in this Pricing Supplement provides the method of various adjustments in order to take into account the consequences on the Notes relating to events such as a Market Disruption Event, Hedging Disruption Event and Change in Law Disruption Event.

The Pricing Date and the Final Valuation Date for the Reference Index and therefore the Maturity Date of the Notes are subject to postponement in the event of a Market Disruption Event as described under the section “Additional Terms of the Notes – Market Disruption Event” herein. The Final Valuation Date and Maturity Date of the Notes that you hold are subject to acceleration upon the occurrence of an Event of Default as described in “Additional Terms of the Notes – Certain Definitions – Accelerated Final Valuation Date” and “Additional Terms of the Notes – Certain Definitions – Accelerated Maturity Date” herein. The determination of the Final Index Level for the Reference Index may be made at an earlier date upon either a Hedging Disruption Event or a Change in Law Disruption Event as described under “Additional Terms of the Notes – Discontinuance or Modification of the Reference Index; Alteration of Method of Calculation; No Longer Underlying Reference Asset of a Futures or Option Contract” and “Additional Terms of the Notes – Change in Law” herein. See also “Risk Factors – Method of adjustment, valuation or substitution may negatively affect the value of the Notes” in this Pricing Supplement.

Is there a secondary market for Notes?

We do not intend to apply for listing of the Notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, there may be little or no secondary market for the Notes and, as such, information regarding independent market pricing for the Notes may be extremely limited. The Agent or any of its affiliates may, but are not obligated to, make a secondary market in the Notes and may cease market-making activities if commenced at any time. Because we do not expect other broker-dealers to participate in the secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which the Agent or any of its affiliates are willing to transact. If none of the Agent or any of its affiliates makes a market for the Notes, there will not be a secondary market for the Notes. You should be willing to hold your Notes until Maturity. There is no assurance that a secondary market will develop or, if developed, that it would provide enough liquidity to allow you to trade or sell your Notes easily.

Can I lose my principal in the secondary market (if any exists)?

Yes. If you sell your Notes in the secondary market (if any exists) prior to the scheduled Maturity Date, you could suffer a significant loss of your initial principal investment in the Notes.

Several factors, many of which are beyond our control, may influence the value of the Notes in the secondary market (if any exists) and the price at which you may be able to sell the Notes in the secondary market. There can be no assurance that a secondary market will develop or, if developed, that it would provide enough liquidity to allow you to trade or sell your Notes easily.

We expect that generally the stock market, the levels of the prevailing interest rates and yield rates in the market will affect the secondary market value of the Notes more than any other single factor. However, you should not expect the value of the Notes in the secondary market to vary in proportion to changes in the levels of the prevailing interest rates and yield rates in the market. Other factors that may influence the value of the Notes include:

¡	the volatility (frequency and magnitude of changes in level) of the Reference Index, the interest rates and yield rates in the market;

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¡	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect interest rates or the Issuer generally;

¡	the performance of the Reference Index prior to maturity;

¡	the time remaining to the maturity of the Notes; and

¡	our creditworthiness.

Some or all of these factors may influence the price you will receive if you sell your Notes prior to maturity, and you may have to sell your Notes at a substantial discount from the Notional Amount of your Notes. Information regarding independent market pricing for the Notes may be extremely limited. The impact of any of the factors set forth above may enhance or offset some or any of the changes resulting from another factor or factors.

Consequently, if you sell your Notes in the secondary market (if any exists) prior to the scheduled Maturity Date, you could suffer a significant loss of your initial principal investment in the Notes.

What goes into the estimated value of the Notes?

In valuing the Notes on the Pricing Date, we take into account that the Notes comprise a hypothetical package of financial instruments that would replicate payout on the Notes, which consists of a debt component and a performance-based derivative component. The estimated value of the Notes is determined using internal pricing and valuation models and is based on our internal funding rate. For more information on estimated value of the Notes, please see “Estimated Value and Secondary Market Prices of the Notes” and risks relating to estimated value under “Risk Factors” in this Pricing Supplement.

Who should consider investing in the Notes?

The Notes are not suitable for all investors. The Notes may NOT be suitable for you if:

¡	You do not believe the Reference Index will appreciate over the term of the Notes.

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You anticipate that the Closing Level of the Reference Index will be less than the Initial Index Level by more than 25.00% on any Scheduled Trading Day from but excluding the Pricing Date to and including the Final Valuation Date.

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You are not willing to make an investment that, should a Downside Trigger Event occur, will fully expose your initial principal investment to any depreciation of the Reference Index over the term of the Notes, resulting in the loss of some or all of your invested principal.

¡	You are unwilling to assume the risk of losing some or all of your initial investment.

¡	You are unable or unwilling to hold the Notes to maturity.

¡	You seek an investment that has some degree of principal protection at maturity.

¡	You prefer to receive interest payments and, therefore, seek current income from this investment.

¡	You seek an investment for which there will be an active secondary market.

¡	You are not comfortable with investing in unsecured obligations issued by us.

¡	You are not comfortable with our creditworthiness.

The suitability considerations identified above are not exhaustive. Whether the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances.

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RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges of Canadian Imperial Bank of Commerce for each of the years in the five-year period ended October 31, 2013 and for the three-month period ended January 31, 2014 calculated in accordance with the accounting principles indicated below:

	Three Months Ended January 31,	Year Ended October 31,
	2014	2013	2012	2011	2010	2009
	(IFRS)(1)	(IFRS)(1)	(IFRS)(1)	(Canadian GAAP)
Excluding Interest on Deposits	7.93x	4.96x	4.48x	4.45x	5.45x	2.36x
Including Interest on Deposits	2.37x	1.88x	1.83x	2.02x	2.30x	1.40x

(1) Under IFRS, interest on deposits comprises interest expense relating to deposits and secured borrowings liabilities.

	Year Ended October 31,
	2011	2010	2009
	(U.S. GAAP)
Excluding Interest on Deposits	4.32x	5.46x	2.61x
Including Interest on Deposits	1.99x	2.27x	1.47x

For purposes of computing these ratios, earnings represent net income before income taxes and fixed charges (excluding capitalized interest). Fixed charges represent (i) estimated interest within rental expense, (ii) amortization of debt issuance costs and (iii) interest (including capitalized interest), including or excluding deposit interest as indicated.

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RISK FACTORS

The Notes are generally riskier than ordinary debt securities. This section of the Pricing Supplement describes some risk considerations relating to the Notes. Additional risk factors are described in the accompanying Prospectus Supplement and Prospectus. You should carefully consider all of the information set forth herein and in the accompanying Prospectus Supplement and Prospectus and whether the Notes are suited to your particular circumstances before you decide to purchase them.

The Notes may not be suitable for you; you must rely on your own evaluation of the merits as well as the risks of an investment in the Notes

You should reach a decision to invest in the Notes only after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives, risk appetite and the information (including risk factors) set out in this Pricing Supplement, the Prospectus Supplement and the Prospectus.

The Notes may not be suitable for you and, therefore, you, with your advisors, should make a complete investigation into the merits of and the risks involved in an investment in the Notes. Neither we nor our affiliates make any recommendation as to the suitability of the Notes for investment.

Credit risk of the Issuer; trading value of the Notes will be affected by the market’s view of our creditworthiness; the Notes are not insured by the FDIC, the Canada Deposit Insurance Corporation or any other government agency or instrumentality of the United States, Canada or any other jurisdiction

The Notes are subject to our credit risk, and our creditworthiness may adversely affect the market value of the Notes. Investors are dependent on our ability to pay all amounts due on the Notes at maturity and, therefore, investors are subject to our credit risk and to the changes in the market’s view of our creditworthiness. Our ability to pay our obligations under the Notes is dependent upon a number of factors, including our creditworthiness, financial condition and results of operations.

No assurance can be given, and none is intended to be given, that you will receive any amount on your investment in the Notes. In the event we were to default on our obligations, you may not receive the amounts owed to you under the terms of the Notes. YOU FACE THE RISK OF NOT RECEIVING ANY PAYMENT ON YOUR INVESTMENT IF WE FILE FOR BANKRUPTCY OR ARE OTHERWISE UNABLE TO PAY OUR DEBT OBLIGATIONS.

If we default on our obligations under the Notes, your investment would be at risk and you could lose some or all of your investment. See “Description of Senior Debt Securities – Events of Default” in the Prospectus.

You should also be aware that the trading value of the Notes prior to redemption by us will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the trading market, if any develops, for taking our credit risk is likely to adversely affect the value of the Notes.

The Indenture does not contain any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any securities. We and our affiliates will not pledge or otherwise hold any security for the benefit of holders of the Notes. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any securities we hold as a hedge to the Notes will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the Notes.

Neither the Notes nor your investment in the Notes are insured by the United States Federal Deposit Insurance Corporation (“FDIC”), the Canada Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency or instrumentality of the United States, Canada or any other jurisdiction.

The Notes are not insured by any third parties

The Notes will be solely our obligations, and no other third party entity will have any obligation, contingent or otherwise, to make any payments or deliveries with respect to the Notes.

Your entire principal is at risk; no guaranteed return of any portion of your initial principal investment in the Notes if a Downside Trigger Event has occurred

The Notes are not principal protected, so you are not guaranteed to receive any return of your principal at maturity. Therefore, your entire principal is at risk.

If a Downside Trigger Event has occurs (i.e., if the Closing Level of the Reference Index on any Scheduled Trading Day from but excluding the Pricing Date to and including the Final Valuation Date is less than the Initial Index Level by more than 25.00%), your entire principal investment will be exposed to any depreciation of the Reference Index over the term of the Notes. In such case, if the Index Performance is negative, for each 1.00% difference between zero and such negative Index Performance, you will lose 1.00% of the Notional Amount of your Notes. If a Downside Trigger Event has occurred and the Index Performance is negative, you will lose up to 100% of your initial principal investment in the Notes.

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Your investment in the Notes may result in a loss of up to 100% of your initial principal investment

The Notes do not guarantee the return of any portion of your initial principal investment and, therefore, your investment in the Notes may result in a loss of up to 100% of your principal amount in the Notes. The terms of the Notes differ from those of ordinary debt securities in that we will not pay you a fixed amount on the Maturity Date and we may pay you less than your initial principal investment amount in the Notes. Furthermore, even if the Notes pay a positive return at maturity, such return may be less than that which would be payable on a conventional fixed-rate debt security with the same maturity issued by us or a company with creditworthiness comparable to ours. The return on the Notes (if any) may not compensate you for any opportunity cost implied by inflation and other factors relating to the time value of money.

You should be aware that our payout to you at maturity for each Note will depend on the performance of the Reference Index during and over the term of the Notes, whether a Downside Trigger Event has occurred and whether, and the extent to which, the Index Performance is positive or negative. If a Downside Trigger Event has occurred and the Index Performance is negative, you will lose some or all of your initial investment in the Notes.

The Notes do not pay any coupon

No periodic interest will be paid on the Notes. However, because it is possible that the Notes may be classified for U.S. federal income tax purposes as contingent payment debt instruments rather than prepaid forward contracts, you may be required to accrue interest income over the term of your Notes. See “Certain U.S. Federal Income Tax Considerations – Tax Consequences to U.S. Holders – Possible Alternative Tax Treatments of an Investment in the Notes” in this Pricing Supplement.

Limited protection against loss

Your principal is conditionally protected against loss so long as the daily Closing Level of the Reference Index does not depreciate by more than 25.00% against its Initial Index Level during the term of the Notes.

However, if the Closing Level of the Reference Index on any Scheduled Trading Day from but excluding the Pricing Date to and including the Final Valuation Date is less than the Downside Trigger Reference Level (which reflects 75.00% of the Initial Index Level), a Downside Trigger Event will occur, which means that if the Index Performance is negative, you will lose some or all of your initial principal investment in the Notes.

Risk of a Downside Trigger Event occurring is greater if the Reference Index is volatile

The likelihood of the Closing Level of the Reference Index being less than the Downside Trigger Reference Level, and thereby triggering a Downside Trigger Event, will depend in large part on the volatility of the Reference Index (e.g., the frequency and magnitude of changes in the value of the Reference Index). The value of the Reference Index has in the past experienced significant volatility. If a Downside Trigger Event has occurred, you could lose a significant portion, and even up to 100%, of your initial principal investment in the Notes.

The value of the Reference Index and the secondary market price of the Notes will be influenced by many unpredictable factors

Several factors, most of which are beyond our control, may influence the value of the Reference Index during the term of the Notes, the value of the Notes in the secondary market and the price at which the Agent or any of its affiliates may be willing to purchase or sell the Notes in the secondary market. We expect that generally the reference levels of the Reference Index will affect the secondary market value of the Notes more than any other single factor. However, the value of the Notes in the secondary market may not vary in proportion to changes in the value of the Reference Index. Other factors that may influence the value of the Notes include, without limitation:

—	interest rates and yield rates in the market;

—	the volatility (frequency and magnitude of changes in value) of the Reference Index;

—	the performance of the Reference Index prior to Redemption;

—	geopolitical conditions and economic, financial, political, regulatory or judicial events that affects markets generally and that may affect the Reference Index and the relevant levels thereof;

—	supply and demand for the Notes;

—	the time remaining to the Redemption of the Notes;

—	our creditworthiness;

—	whether a Market Disruption Event, Hedging Disruption Event or Change in Law Disruption Event has occurred; and

PRS-7

—

the occurrence of an event described in the section “Additional Terms of the Notes –Discontinuance or Modification of the Reference Index; Alteration of Method of Calculation; No Longer Underlying Reference Asset of a Futures or Option Contract” which may or may not cause the Calculation Agent to (i) calculate, with respect to the Reference Index, the relevant levels or (ii) select a Successor Index to replace the Reference Index.

Some or all of these factors may influence the price you will receive if you sell your Notes in the secondary market (if any exists) prior to Redemption. For example, you may have to sell your Notes at a substantial discount from the Notional Amount or at a price substantially less than the amount you originally invested in the Notes if the value of the Reference Index has declined below its Initial Index Level. The impact of any of the factors set forth above may enhance or offset some or all of any change in the value of the Notes resulting from another factor or factors.

Historical levels of the Reference Index should not be taken as an indication of the future performance of the Reference Index during the term of the Notes

The trading prices of the securities included in the Reference Index will determine the Redemption Amount payable at maturity to you. As a result, it is impossible to predict whether the Final Index Level of the Reference Index will fall or rise compared to its Initial Index Level. Trading prices of the securities included in the Reference Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical levels of the Reference Index do not provide an indication of the future performance of the Reference Index.

Method of adjustment, valuation or substitution may negatively affect the value of the Notes

The section “Additional Terms of the Notes” herein provides the method of adjustment, postponement, early valuation or substitution in order to take into account the consequences on the Notes of certain events (including any Market Disruption Event, Hedging Disruption Event and Change in Law Disruption Event) which may affect the Reference Index. Any such adjustment, postponement, early valuation or substitution may adversely affect the value of and/or the return on the Notes.

Moreover, any such adjustment, postponement, early valuation or substitution may adversely affect (i) the timing when the Initial Index Level, the Closing Level of the Reference Index on any Scheduled Trading Day or the Final Index Level is determined, which could adversely affect your return on the Notes, and/or (ii) the timing of the Maturity Date and, therefore, the timing of any payment at maturity.

The determination of the Final Index Level for the Reference Index may be made early upon the occurrence of a Hedging Disruption Event or a Change in Law Disruption Event, which could adversely affect your return (if any) on the Notes

If, during the term of the Notes, the Index Sponsor for the Reference Index permanently cancels or materially modifies the Reference Index, and the Calculation Agent determines that such an event would cause a Hedging Disruption, the Final Valuation Date for the Reference Index will be accelerated to the day on which such cancellation or modification is effective (or, if later, the date on which the Hedging Disruption Event would exist), and the Calculation Agent will calculate the Final Index Level for the Reference Index in accordance with the section “Additional Terms of the Notes—Discontinuance or Modification of the Reference Index; Alteration of Method of Calculation; No Longer Underlying Reference Asset of a Futures or Option Contract” herein. Therefore, in the case of a Hedging Disruption Event, performance of the Reference Index will be measured only from the Pricing Date to the date on which such change, failure or cancellation is effective (or, if later, the date on which the Hedging Disruption Event would exist), and not for the entire term of the Notes. You may, in this event, receive a return that is less, perhaps substantially, than you would have received had such Hedging Disruption Event not occurred.

In addition, during the term of the Notes, a Change in Law Disruption Event may occur. This would generally be deemed to have occurred should the adoption of or change in any applicable law or regulation prevent us or any of our affiliates from performing our or its duties hereunder or hedging our or its obligations hereunder, or materially increase the costs of such performance or hedging, in connection with the Reference Index (see “Additional Terms of the Notes – Change in Law” herein for more details). If the Calculation Agent determines that a Change in Law Disruption Event has occurred with respect to the Reference Index, the Final Valuation Date for the Reference Index will be accelerated to the day on which such Change in Law Disruption Event has occurred, and the Final Index Level for the Reference Index will be determined by the Calculation Agent in accordance with the section “Additional Terms of the Notes—Change in Law” herein.

Therefore, in the case of a Hedging Disruption Event or Change in Law Disruption Event with respect to the Reference Index, the performance of the Reference Index will be measured only from the Pricing Date to the Accelerated Final Valuation Date and not for the entire term of the Notes. You may, in this event, receive a return that is less, perhaps substantially, than you would have received had the Hedging Disruption Event or Change in Law Disruption Event not occurred with respect to the Reference Index. However, in all of these instances, the Maturity Date will not be accelerated. That is, although the Final Valuation Date in respect of the Reference Index will be accelerated, you will not be entitled to any early payments in the case of a Hedging Disruption Event or Change in Law Disruption Event with respect to the Reference Index and you will not receive any interest on any portion of your initial principal investment due to such acceleration of the Final Valuation Date for the remaining term of the Notes. In the event that the Final Valuation Date is accelerated due to a Hedging Disruption Event or Change in Law Disruption Event, your investment in the Notes may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

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The Notes will not be listed on any securities exchange or any inter-dealer quotation system; there may be no secondary market for the Notes; potential illiquidity of the secondary market; holding of the Notes by the Agent or its or our affiliates and future sales

The Notes are most suitable for purchasing and holding to maturity. The Notes will be new securities for which there is no trading market. The Notes will not be listed on any organized securities exchange or any inter-dealer quotation system. We cannot assure you as to whether there will be a trading or secondary market for the Notes or, if there were to be such a trading or secondary market, that it would be liquid.

Under ordinary market conditions, the Agent or any of its affiliates may (but are not obligated to) make a secondary market for the Notes and may cease doing so at any time. Because we do not expect other broker-dealers to participate in the secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which the Agent or any of its affiliates are willing to transact. If none of the Agent or any of its affiliates makes a market for the Notes, there will not be a secondary market for the Notes. Accordingly, we cannot assure you as to the development or liquidity of any secondary market for the Notes. If a secondary market in the Notes is not developed or maintained, you may not be able to sell your Notes easily or at prices that will provide you with a yield comparable to that of similar securities that have a liquid secondary market.

In addition, the Aggregate Notional Amount of the Notes being offered may not be purchased by investors in the initial offering, and the Agent or one or more of its or our affiliates may agree to purchase any unsold portion. The Agent or such affiliate or affiliates intend to hold the Notes, which may affect the supply of the Notes available in any secondary market trading and therefore may adversely affect the price of the Notes in any secondary market trading. If a substantial portion of any Notes held by the Agent or its or our affiliates were to be offered for sale following this offering, the market price of such Notes could fall, especially if secondary market trading in such Notes is limited or illiquid.

The estimated value of the Notes will be lower than the original issue price of the Notes

The estimated value of the Notes is only an estimate using several factors and will be lower than the Issue Price of the Notes. The Issue Price of the Notes will exceed their estimated value as of the time the terms of the Notes are set because costs associated with creating, structuring, selling and hedging the Notes are included in the Issue Price of the Notes. These costs include the selling commissions paid to the Agent and other affiliated or unaffiliated dealers, the projected profits that we or our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Notes and the estimated cost of hedging our obligations under the Notes. These costs adversely affect the economic terms of the Notes because, if they were lower, the economic terms of the Notes would be more favorable to you.

The estimated value of the Notes is based on internal pricing models that may differ from other issuers’ valuation models

We derived the estimated value disclosed on the cover of this Pricing Supplement from our or a third party hedge provider’s pricing models. In doing so, we or a third party hedge provider have made discretionary judgments about the inputs to the models, such as volatility, dividend rates, interest rates and other factors. The views on these inputs may differ from your or others’ views. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the Notes. Different pricing models and assumptions could provide valuations for Notes that are greater than or less than our estimated value of the Notes. Moreover, the estimated value of the Notes set forth on the cover page of this Pricing Supplement may differ from the value that we or our affiliates may determine for the Notes for other purposes, including for accounting purposes. You should not make an investment decision based on the estimated value of the Notes. Instead, you should be willing to invest and hold the Notes to maturity irrespective of the initial estimated value.

Also, because the pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by us (even among issuers with similar creditworthiness), our estimated value of the Notes may not be comparable to estimated values of similar securities of other issuers.

The estimated value of the Notes is determined based on our internal funding rate for the Notes, which may account for the higher cost associated with structuring and offering the Notes and our liquidity needs; effect of our internal funding rate used in estimating value

The estimated value of the Notes included in this Pricing Supplement is calculated based on our internal funding rate for the Notes, which is the rate at which we are willing to borrow funds through the issuance of the Notes. Our internal funding rate for the Notes generally represents a discount from the credit spreads for our conventional fixed-rate debt, to account for higher costs related to structuring, issuing, selling and hedging the Notes and our liquidity needs. Because our internal funding rate for the Notes is likely to be lower than these credit spreads (and therefore advantageous to us, not to the investors), subject to market conditions, if the estimated value included in this Pricing Supplement were based on the credit spreads for our conventional fixed-rate debt, rather than our internal funding rate, it would likely be lower. Moreover, you should be aware that if the issuing, selling, structuring and hedging

PRS-9

costs borne by you were lower (or if our internal funding rate were higher) or we were to use the credit spreads for our conventional fixed-rate debt, we would expect one or more economic terms of the Notes to be more favorable to you. Consequently, our use of the internal funding rate for the Notes is likely to have an adverse effect on the terms of the Notes. You should also be aware that our internal funding rate for the Notes is not an interest rate that we will pay to investors in the Notes. See “Estimated Value and Secondary Market Prices of the Notes” in this Pricing Supplement.

The estimated value of the Notes does not represent future values of the Notes

Our estimated value is determined by reference to our or a third party hedge provider’s pricing models when the terms of the Notes are set and is based on market conditions and other relevant factors existing at that time and assumptions about market parameters. On future dates, the value of the Notes could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Agent or any of its affiliates would be willing to buy Notes from you in secondary market transactions. Therefore, the estimated value of the Notes should not be taken as an indication of future values or secondary market prices, if any, of the Notes. The actual value of the Notes at anytime will reflect many factors and cannot be predicted with accuracy.

The market value of the Notes as published by the Agent or any of its or our affiliates (and which may be reflected on customer account statements) will likely be higher than the estimated value of the Notes for a limited time period

We generally expect that some of the costs included in the Issue Price of the Notes will effectively be partially paid back to you in connection with any repurchases of your Notes by the Agent or any of its affiliates in an amount that will decline to zero in a straight-line basis over an initial undetermined period, which may be shortened or lengthened due to market conditions and other factors that cannot be predicted. These costs can include projected hedging profits and estimated hedging costs and other transactional costs for structured debt issuances. See “Estimated Value and Secondary Market Prices of the Notes” in this Pricing Supplement for additional information relating to this initial undetermined period. Accordingly, the estimated value of your Notes during this initial undetermined period will likely be lower than the market value of the Notes, if any, as published by the Agent or any of its or our affiliates (and which may be shown on your customer account statements).

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity; secondary market prices of the Notes will likely be lower than the original issue price of the Notes and vary from the estimated value of the Notes; estimated value of the Notes retains certain anticipated hedging costs

While the Redemption Amount described in this Pricing Supplement is based on your full principal investment in the Notes, the original Issue Price of the Notes includes selling commissions, our structuring and development costs and the expected costs and projected profit of hedging our obligations under the Notes. If the Agent or any of its affiliates offers to repurchase your Notes in secondary market transactions (which they are not obligated to do), the secondary market price (and the value used for account statements or otherwise) will likely be lower than the original issue price and may be higher or lower than the estimated value of the Notes on the Pricing Date. You should be aware that the estimated value of your Notes includes certain risk provisions retained by us for assuming the ongoing market risks inherent in the Notes.

Assuming no change in market conditions or other relevant factors from the Pricing Date, the secondary market price of your Notes will be lower than the Issue Price because it will not include the selling commissions, our structuring and development costs and hedging and other transaction costs. The cost of hedging includes the projected profit that may be realized, and certain expected or anticipated hedging costs charged, by us in consideration for assuming the risks inherent in managing the hedging transactions. The secondary market prices, if any, of the Notes will also be affected by a number of factors aside from the selling commissions, our structuring and development costs and our expected hedging and other transactional costs, as described under “Risk Factors – The value of any Reference Index and the secondary market price of the Notes will be influenced by many unpredictable factors” in this Pricing Supplement. Moreover, if you sell your Notes to a dealer, the dealer may impose an additional discount or commission, and as a result the price you receive on your Notes may be lower than the price at which we or an affiliate repurchase the Notes from such dealer.

Furthermore, the secondary market price of your Notes at any time cannot be predicted and may vary from, and be higher or lower than, the estimated value on the Pricing Date, because the secondary market price takes into account our secondary market credit spread as well as the customary bid-offer spreads charged in secondary market transactions and other factors. These other factors include other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness.

The Notes are not designed to be short-term trading instruments and any sale prior to maturity, could result in a substantial loss to you. You should be willing and able to hold your Notes to maturity.

Hedging and trading activity could potentially adversely affect the value of the Notes

In the ordinary course of business, whether or not we or they will engage in any secondary market making activities, we, the Agent or one or more of our or their respective affiliates may effect transactions for our or their own account or for the account of our or their respective customers, including holding long or short positions in the Reference Index, securities or constituents comprising the

PRS-10

Reference Index and/or related derivatives. In addition, in connection with the offering of the Notes and during the term of the Notes, we, the Agent or one or more of our or their respective affiliates may enter into one or more hedging transactions relating to the Reference Index, the securities or constituents comprising the Reference Index and/or related derivatives. In connection with any of such hedging or any market-making activities or with respect to proprietary or other such trading activities, we, the Agent and/or our or their respective affiliates may enter into transactions in the Reference Index, the securities or constituents underlying the Reference Index and/or related derivatives, which may affect the market price, liquidity or value of the Reference Index or the securities or constituents comprising the Reference Index and, therefore, the value of the Notes. We, the Agent and/or any of our or their respective affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Reference Index or the securities or constituents comprising the Reference Index. Any of the situations herein may result in consequences which may be adverse to your interests in the Notes. We assume no responsibility whatsoever for such consequences and their impact on your investment.

The Indenture does not contain any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any securities. Neither we nor any of our affiliates will pledge or otherwise hold any security for the benefit of holders of the Notes. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any securities we hold as a hedge to the Notes will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the Notes.

Certain business and trading activities may create conflicts with your interests and could potentially adversely affect the value of the Notes

We or one or more of our affiliates, may engage in trading and other business activities that are not for your account or on your behalf (such as holding or selling of the Notes for our proprietary account or effecting secondary market transactions in the Notes for other customers). These activities may present a conflict between your interest in the Notes and the interests we, or one or more of our affiliates, may have in our or their proprietary account. We and our affiliates may engage in any such activities without regard to the Notes or the effect that such activities may directly or indirectly have on the value of the Notes.

Moreover, we and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent with Société Générale, hedging our obligations under the Notes and making the assumptions and inputs used to determine the pricing of the Notes and the estimated value of the Notes when the terms of the Notes are set. We expect to hedge our obligations under the Notes through one of our affiliates and/or another unaffiliated counterparty. In connection with such activities, our economic interests and the economic interests of affiliates of ours may be adverse to your interests as an investor in the Notes. Any of these activities may affect the value of the Notes. In addition, because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging activity may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Notes even if investors do not receive a favorable investment return under the terms of the Notes or in any secondary market transaction. For additional information regarding our hedging activities, please see “Use of Proceeds; Hedging” in this Pricing Supplement.

No dividend payments or voting rights; no right to receive any stock

Investing in the Notes is not equivalent to investing in the Reference Index or the securities underlying the Reference Index and will not make you a holder of any of the stocks underlying the Reference Index. As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising the Reference Index would have. Therefore, the return on the Notes will not reflect the return you would realize if you actually owned the stocks underlying the Reference Index and received dividends and distributions paid on these stocks.

Moreover, the Notes will be paid in cash to the extent any Redemption Amount is payable at maturity, and you will have no right to receive delivery of any of the stocks underlying the Reference Index.

The policies of the Exchanges on which constituents of the Reference Index principally trade may affect the levels of the Reference Index

The policies of an Exchange concerning the manner in which the value of a constituent of the Reference Index is calculated may affect the performance of the Reference Index. The Issuer, the Agent and our and its respective affiliates are not affiliated with any Exchange or Related Exchange and have no ability to control or predict the actions of any such Exchange or Related Exchange. An Exchange for any constituent of the Reference Index may also from time to time change any rule or bylaw or take emergency action under its rules, any of which may affect the value of the Reference Index. An Exchange for the Reference Index may discontinue or suspend calculation or dissemination of information relating to any constituent of the Reference Index. Any such actions could affect the value of the Notes. See “Additional Terms of the Notes—Reference Index Discontinuation; Alteration of Method of Calculation; No Longer Underlying Reference Asset of a Futures or Option Contract” herein.

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The Index Sponsor may, in its sole discretion, discontinue public disclosure of the levels of the Reference Index

The Index Sponsor is not under any obligation to continue to calculate or publicly disclose the levels of the Reference Index, or to calculate or publicly disclose similar levels for any Successor Index (as defined herein). If the Index Sponsor discontinues such calculation or public disclosure for the Reference Index, the Calculation Agent will make the relevant adjustment or determination for the Reference Index in accordance with the section “Additional Terms of the Notes—Reference Index Discontinuation; Alteration of Method of Calculation; No Longer Underlying Reference Asset of a Futures or Option Contract” herein. You may, in this event, receive less, perhaps substantially, than you would have received had such discontinuation by the Index Sponsor not occurred.

The Index Sponsor may adjust the Reference Index in a way that adversely affects its level

The Index Sponsor is responsible for calculating and maintaining the Reference Index. The Index Sponsor can add, delete or substitute the constituents underlying the Reference Index or make other methodological changes that could change the level of the Reference Index. You should realize that the changing of constituents represented in the Reference Index may affect the Reference Index as a newly added constituent may perform significantly better or worse than the constituent or constituents it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Reference Index. Any such actions could adversely affect the value of the Notes. The Index Sponsor does not have any obligation to consider your interests in calculating or revising the Reference Index. See “Additional Terms of the Notes—Reference Index Discontinuation; Alteration of Method of Calculation; No Longer Underlying Reference Asset of a Futures or Option Contract” herein.

Changes in the value of the constituents or securities comprising the Reference Index may offset each other

Because the Notes are linked to the Reference Index, which is linked to the performance of the constituents or securities comprising the Reference Index, price or value movements between such constituents or securities comprising the Reference Index, particularly constituents or securities representing different asset classes, industries or geographic regions, may not correlate with each other. At a time when the value of a constituent or security comprising the Reference Index representing a particular asset class, industry or geographic region increases, the value of other constituents or securities, particularly constituents or securities representing different asset classes, industries or geographic regions, may not increase as much or may decline. Therefore, any increase in the value of some of the constituents or securities comprising the Reference Index may be moderated, or offset, by lesser increases or declines in the value of other constituents or securities comprising the Reference Index, which will impact the level of the Reference Index and, therefore, the value of the Notes.

Correlation of performances among the constituents or securities comprising the Reference Index may reduce the performance of the Notes

Performances amongst the constituents or securities comprising the Reference Index may become highly correlated from time to time during the term of the Notes, including, but not limited to, a period in which there is a substantial decline in a particular sector, industry or asset type represented by the constituents or securities comprising the Reference Index. High correlation during a period of negative returns among constituents or securities comprising the Reference Index representing any one sector, industry or asset type could adversely impact the value of the Notes.

The composition of the Reference Index may change between the Pricing Date and the Final Valuation Date, which could adversely affect the value of the Notes

Under certain circumstances where the Reference Index is not calculated and announced by the Index Sponsor, a Successor Index may replace the Reference Index as described in “Additional Terms of the Notes—Reference Index Discontinuation; Alteration of Method of Calculation; No Longer Underlying Reference Asset of a Futures or Option Contract” herein. That Successor Index will be used as a substitute for the original Reference Index for all purposes, including for purposes of determining the relevant level of the Reference Index, the Final Index Level of the Reference Index and whether a Market Disruption Event, a Change in Law Disruption Event or a Hedging Disruption Event exists. As a result, the Relevant Level of such Reference Index as of any date may be different than it would have been if the original Reference Index had not been replaced. The Final Index Level, return on the Notes and/or payment at Redemption may be different than it would have been if the original Reference Index had not been replaced. Therefore, the value of the Notes may be adversely affected by the replacement of the Reference Index.

We, the Agent and our and its respective affiliates have no affiliation with the Index Sponsor and have not independently verified its public disclosure of information

We, the Agent and our and its respective affiliates are not affiliated in any way with the Index Sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the Reference Index. We have derived the information about the Index Sponsor and the Reference Index contained herein from publicly available information, without independent verification. You, as an investor in the Notes, should make your own investigation into the Reference Index and the Index Sponsor. The Index Sponsor is not involved in the offering of the Notes made hereby in any way and has no obligation to consider your interest as an owner of the Notes in taking any actions that might affect the value of the Notes.

PRS-12

Tax Treatment

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a Note. For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see “Certain U.S. Federal Income Tax Considerations” herein. For a discussion of the Canadian federal income tax consequences of your investment in a Note, please see “Certain Canadian Federal Income Tax Considerations” herein and “Certain Income Tax Consequences” in the Prospectus Supplement.

These risks are explained in more detail and other important risks are described in the accompanying Prospectus Supplement and the accompanying Prospectus under “Risk Factors.”

PRS-13

HYPOTHETICAL PAYMENTS ON THE NOTES AT MATURITY

The following table illustrates the payment an investor would receive on the Maturity Date as described herein for each $1,000 Notional Amount of Notes. These examples are based on hypothetical levels for the Reference Index. The hypothetical returns set forth below assume an Initial Index Level of 1866.52, and a Downside Trigger Reference Level of 1399.89. These examples are for illustrative purposes only and the payments set forth in the hypothetical table may or may not be the actual payments received by a purchaser of the Notes. Numbers appearing in the examples below have been rounded for ease of analysis.

Final Index Level	Index Performance	Return on the Notes if a Downside Trigger Event has not occurred	Return on the Notes if a Downside Trigger Event has occurred
2613.13	40.00%	$1,400.00	$1,400.00
2426.48	30.00%	$1,300.00	$1,300.00
2239.82	20.00%	$1,200.00	$1,200.00
2053.17	10.00%	$1,100.00	$1,100.00
1866.52	0.00%	$1,000.00	$1,000.00
1679.87	-10.00%	$1,000.00	$900.00
1493.22	-20.00%	$1,000.00	$800.00
1399.89	-25.00%	$1,000.00	$750.00
1381.22	-26.00%	N/A	$740.00
1306.56	-30.00%	N/A	$700.00
1119.91	-40.00%	N/A	$600.00
933.26	-50.00%	N/A	$500.00
746.61	-60.00%	N/A	$400.00
559.96	-70.00%	N/A	$300.00
373.30	-80.00%	N/A	$200.00
186.65	-90.00%	N/A	$100.00
0.00	-100.00%	N/A	$0.00

The following examples illustrate how the returns set forth in the table above are calculated.

Example 1: A Downside Trigger Event has not occurred on any Scheduled Trading Day from but excluding the Pricing Date to and including the Final Valuation Date and the value of the Reference Index increases from the Initial Index Level of 1866.52 to a Final Index Level of 2613.13. Because a Downside Trigger Event has not occurred and the Index Performance is 40.00%, the investor receives a Redemption Amount of $1,400.00 per $1,000.00 Notional Amount of Notes, calculated as follows:

$1,000.00 + ($1,000.00 x 40.00%) = $1,400.00

This example illustrates that if a Downside Trigger Event has not occurred and the Reference Index appreciates over the term of the Notes, for each $1,000.00 Notional Amount of your Notes, you will receive $1,000.00 plus an additional amount equal to the performance of the Reference Index. Therefore, if a Downside Trigger Event does not occur, there is no maximum limit on the return.

Example 2: A Downside Trigger Event has not occurred on any Scheduled Trading Day from but excluding the Pricing Date to and including the Final Valuation Date and the value of the Reference Index decreases from the Initial Index Level of 1866.52 to a Final Index Level of 1679.87. Although the Index Performance is negative, because a Downside Trigger Event has not occurred, the investor receives a Redemption Amount of $1,000.00 per $1,000.00 Notional Amount of Notes, calculated as follows:

$1,000.00 + ($1,000 x 0.00%) = $1,000.00

This example illustrates that if a Downside Trigger Event has not occurred, you will be entitled to receive your invested principal back at maturity, even if the Reference Index has depreciated on the Final Valuation Date. However, in this case, you should note that investors will not receive any return on their initial invested principal.

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Example 3: A Downside Trigger Event has occurred on any Scheduled Trading Day from but excluding the Pricing Date to and including the Final Valuation Date and the value of the Reference Index increases from the Initial Index Level of 1866.52 to a Final Index Level of 2613.13. The Downside Trigger Event has occurred, which means that the Closing Level of the Reference Index on any Scheduled Trading Day was less than the Downside Trigger Reference Level, but since the Index Performance is positive (40.00%), the investor receives a Redemption Amount of $1,400.00 per $1,000.00 Notional Amount of Notes, calculated as follows:

$1,000.00 + ($1,000.00 x 40.00%) = $1,400.00

This example illustrates that if a Downside Trigger Event has occurred (i.e., the Reference Index has depreciated by more than 25.00% on any Scheduled Trading Day from but excluding the Pricing Date to and including the Final Valuation Date, compared to the Initial Index Level), but the Final Index Level is greater than the Initial Index Level, you will receive $1,000.00 plus an additional amount equal to the performance of the Reference Index. Therefore, if a Downside Trigger Event has occurred but the Reference Index appreciates over the term of the Notes (i.e., the Index Performance is positive), you will receive your invested principal back at maturity, plus a return linked to the performance of the Reference Index.

Example 4: A Downside Trigger Event has occurred on any Scheduled Trading Day from but excluding the Pricing Date to and including the Final Valuation Date and the value of the Reference Index decreases from the Initial Index Level of 1866.52 to a Final Index Level of 1119.91. Because a Downside Trigger Event has occurred, which means that the Closing Level of the Reference Index on one or more days from but excluding the Pricing Date to and including the Final Valuation Date was less than the Downside Trigger Reference Level, and the Index Performance is -40.00%, the investor receives a Redemption Amount of $600.00 per $1,000.00 Notional Amount of Notes, calculated as follows:

$1,000.00 + ($1,000.00 x -40.00%) = $600.00

This example illustrates that if a Downside Trigger Event has occurred (i.e., the Reference Index has depreciated by more than 25.00% on any Scheduled Trading Day from but excluding the Pricing Date to and including the Final Valuation Date, compared to the Initial Index Level) and the Index Performance is negative, you will lose 1.00% of the Notional Amount of your Notes for each 1.00% difference between zero and the negative Index Performance. Accordingly, if a Downside Trigger Event occurs, you could lose a significant portion, and potentially up to 100% of your initial principal investment in the Notes.

PRS-15

USE OF PROCEEDS; HEDGING

The net proceeds from the sale of the Notes will be used as described under “Use of Proceeds” in the Prospectus Supplement and the Prospectus and to hedge market risks of the Issuer associated with its obligation to pay the Redemption Amount at maturity of the Notes.

We may hedge our obligations under the Notes by, among other things, purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of the underlying measure or asset, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. Our cost of hedging will include the projected profit that our counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the Notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss. It is possible that we could receive substantial returns from these hedging activities while the value of the Notes declines.

We expect to hedge our obligations under the Notes through one of our affiliates and/or another unaffiliated counterparty.

We have no obligation to engage in any manner of hedging activity and we will do so solely at our discretion and for our own account. No holder of the Notes will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparty may take in connection with our hedging activity. The hedging activity discussed above may adversely affect the value of the Notes from time to time. See “Risk Factors – Hedging and trading activity could potentially adversely affect the value of the Notes” and “Risk Factors – Certain business and trading activities may create conflicts with your interests and could potentially adversely affect the value of the Notes” in this Pricing Supplement.

PRS-16

ADDITIONAL TERMS OF THE NOTES

Canadian Imperial Bank of Commerce will issue the Notes as part of a series of senior unsecured debt securities entitled “Senior Global Medium-Term Notes (Structured Notes),” which is more fully described in the accompanying Prospectus Supplement and Prospectus. Information included in this Pricing Supplement supersedes information in the Prospectus Supplement and Prospectus to the extent that it is different from that information.

Reference Index Level Correction

In the event that any level published by the Index Sponsor which is utilized for any calculation or determination of the payment or delivery at Redemption under a Note is subsequently corrected, and such correction is published and made available by the Index Sponsor after the original publication, but prior to the Redemption Date, the Calculation Agent may, in its sole discretion, determine the amount that is payable or deliverable in respect of such Redemption Date as a result of that correction, and, to the extent necessary, adjust the terms of the Note to account for such correction.

Discontinuance or Modification of the Reference Index; Alteration of Method of Calculation; No Longer Underlying Reference Asset of a Futures or Option Contract

If the Reference Index is (i) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Calculation Agent or (ii) replaced by a successor index using, in the determination of the Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the Reference Index, then in each case that index will replace the Reference Index. Additionally, if the Reference Index ceases to be the underlying reference asset of any exchange-traded futures or option contract, the Calculation Agent may, but is not obligated to, replace the Reference Index with a new index; provided that such new index uses, in the determination of the Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the original Reference Index.

In the event that the Reference Index is replaced under any circumstance described in the previous paragraph, that replacement index will be deemed a “Successor Index” for such Reference Index. Upon such a replacement, such Successor Index will be used as a substitute for the original Reference Index for all purposes, including, but not limited to, for purposes of determining the Closing Level of the Reference Index, all relevant calculations set forth in this Pricing Supplement and whether a Market Disruption Event, Hedging Disruption Event or Change in Law Disruption Event exists with respect to the Reference Index.

If, with respect to the Reference Index:

i.

on or prior to the Final Valuation Date, the Index Sponsor (a) announces that it will make a material change in the formula for or the method of calculating the Reference Index or in any other way materially modifies the Reference Index (other than a modification prescribed in that formula or method to maintain the Reference Index in the event of changes in constituent components and other routine events) or (b) permanently cancels the Reference Index and no Successor Index exists; or

ii.	on or prior to the Final Valuation Date, the Index Sponsor fails to calculate and announce the Reference Index.

and if the Calculation Agent determines that such event has a material effect on the Notes, then for purposes of determining the amount payable or deliverable to you on the Redemption Date, the Calculation Agent shall determine the Final Index Level for the Reference Index using, in lieu of a published level for the Reference Index, the level that would have prevailed had such change, failure or cancellation not been made as calculated by the Calculation Agent in its sole discretion in accordance with the formula for and method of calculating the Reference Index last in effect prior to such change, failure or cancellation, but using on those constituents that comprised the Reference Index prior to such change, failure or cancellation and using the Exchange traded or quoted price of each of such constituents as of the Scheduled Closing Time of the relevant Exchange on the Final Valuation Date.

However, if the Calculation Agent determines that calculating the level of the Reference Index in the foregoing manner would cause a Hedging Disruption, then the Final Valuation for the Reference Index will be accelerated to the date on which the change, failure or cancellation of the Reference Index is effective or, if later, the date the Calculation Agent determines that a Hedging Disruption Event would exist. In such a circumstance, the Calculation Agent shall calculate the Final Index Level of the Reference Index using, in lieu of a published level for the Reference Index, the level for the Reference Index as of the Accelerated Final Valuation Date as determined by the Calculation Agent in accordance with the formula for and method of calculating the Reference Index last in effect prior to such change, failure or cancellation, but using only those constituents that comprised the Reference Index prior to such change, failure or cancellation and using the Exchange traded or quoted price of each of such constituents as of the Scheduled Closing Time of the relevant Exchange on the Accelerated Final Valuation Date, and to the extent that the Calculation Agent is unable, in its reasonable determination, to calculate the Reference Index in such manner, it will determine the Final Index Level of the Reference Index, in its sole discretion, on such Accelerated Final Valuation Date based on its good faith and commercially reasonable determination of the level for the Reference Index (which may be the level for the Reference Index at which we or one or more of our affiliates acquire, establish, reestablish, substitute, maintain, unwind or dispose of any hedging transactions with respect to the Notes). However, although a Hedging Disruption Event will lead to an acceleration of the Final Valuation Date for the Reference Index, it shall not cause an acceleration of the Maturity Date. See “Risk Factors – The Determination of the Final Index Level for any Reference Index may be made early upon the occurrence of a Hedging Disruption Event or a Change in Law Disruption Event” in this Pricing Supplement.

PRS-17

Upon making any such adjustment or upon replacing the Reference Index with a Successor Index, the Calculation Agent will give notice as soon as practicable to the Trustee, stating that the adjustment or replacement is made. The Calculation Agent will provide information about any adjustment or replacement it makes upon written request of the Holder.

Market Disruption Event

Market Disruption Event on the Pricing Date

If, on the Pricing Date, a Market Disruption Event exists with respect to the Reference Index, then the Pricing Date for the Reference Index will be postponed until the immediately succeeding Scheduled Trading Day for the Reference Index on which no Market Disruption Event exists with respect to the Reference Index.

However, if a Market Disruption Event for the Reference Index exists on eight consecutive Scheduled Trading Days commencing on and including the scheduled Pricing Date, the eighth Scheduled Trading Day will be the Pricing Date for the Reference Index and the Calculation Agent will determine the Initial Index Level for the Reference Index on such date in accordance with the formula for and method of calculating the Reference Index last in effect prior to such Market Disruption Event, but using only those constituents that comprised the Reference Index prior to such Market Disruption Event and using the Exchange traded or quoted price of each of such constituents as of the Scheduled Closing Time of the relevant Exchange on the scheduled Pricing Date (or if a Market Disruption Event has occurred with respect to any constituent of the Reference Index on the scheduled Pricing Date, the Exchange traded or quoted price of such constituent on the immediately succeeding Schedule Trading Day for such constituent on which no Market Disruption Event occurs with respect to such constituent). Notwithstanding the foregoing sentence, if a Market Disruption Event exists with respect to such constituent on eight consecutive Scheduled Trading Days commencing on and including the scheduled Pricing Date, the Calculation Agent will determine the Initial Index Level using its good faith estimate of the value of such constituent as of the Scheduled Closing Time of the relevant Exchange on such eighth Scheduled Trading Day, which may equal the latest available price or quote for such constituent during the period from the scheduled Pricing Date that was postponed to such eighth Scheduled Trading Day. To the extent the Calculation Agent is unable, in its reasonable determination, to calculate the Reference Index in such manner, it will determine the Initial Index Level for the Reference Index, in its sole discretion, on such date based on its good faith and commercially reasonable determination of the level for the Reference Index (which may be the level for the Reference Index at which we or one or more of our affiliates acquire, establish, reestablish, substitute, maintain, unwind or dispose of any hedging transactions with respect to the Notes).

Market Disruption Event on the Final Valuation Date

If, on the Final Valuation Date for the Reference Index, a Market Disruption Event occurs with respect to the Reference Index, the Final Valuation Date will be postponed until the immediately succeeding Scheduled Trading Day for the Reference Index on which no Market Disruption Event occurs with respect to the Reference Index. However, if a Market Disruption Event for the Reference Index exists on eight consecutive Scheduled Trading Days beginning on and including the Final Valuation Date, the eighth Scheduled Trading Day will be the Final Valuation Date for the Reference Index and the Calculation Agent will determine the Final Index Level for the Reference Index on such date in accordance with the formula for and method of calculating the Reference Index last in effect prior to such Market Disruption Event, but using only those constituents that comprised the Reference Index prior to such Market Disruption Event and using the Exchange traded or quoted price of each of such constituents as of the Scheduled Closing Time of the relevant Exchange on the scheduled Final Valuation Date (or if a Market Disruption Event has occurred with respect to any constituent of the Reference Index on the scheduled Final Valuation Date, the Exchange traded or quoted price of such constituent on the immediately succeeding Scheduled Trading Day on which no Market Disruption Event occurs with respect to such constituent). Notwithstanding the foregoing sentence, if a Market Disruption Event exists with respect to such constituent on eight consecutive Scheduled Trading Days beginning on and including the Final Valuation Date, the Calculation Agent will determine the Final Index Level using its good faith estimate of the value of such constituent as of the Scheduled Closing Time of the relevant Exchange on such eighth Scheduled Trading Day, which may equal the latest available price or quote for such constituent during the period from the Final Valuation Date that was postponed to such eighth Scheduled Trading Day. To the extent the Calculation Agent is unable, in its reasonable determination, to calculate the Reference Index in such manner, it will determine the Final Index Level for the Reference Index, in its sole discretion, on such date based on its good faith and commercially reasonable determination of the level of the Reference Index (which may be the level of the Reference Index at which we or one or more of our affiliates acquire, establish, reestablish, substitute, maintain, unwind or dispose of any hedging transactions with respect to the Notes). No other payment will be payable or deliverable because of such postponement.

Change in Law

If the Calculation Agent determines that a Change in Law Disruption Event (as defined in the section entitled “Certain Definitions” herein) has occurred with respect to the Reference Index, then the Final Valuation Date for the Reference Index will be accelerated to the date on which such Change in Law Disruption Event occurred. In such a circumstance, the Final Index Level for the Reference

PRS-18

Index will be the Closing Level for the Reference Index as of the Accelerated Final Valuation Date. To the extent the Calculation Agent determines in its sole discretion that it is commercially unreasonable to determine the Final Index Level of the Reference Index in the foregoing manner, it will determine the Final Index Level, in its sole discretion, for the Reference Index based on its good faith and commercially reasonable determination of the level for the Reference Index (which may be the level for the Reference Index at which we or one or more of our affiliates acquire, establish, reestablish, substitute, maintain, unwind or dispose of any hedging transactions with respect to the Notes). However, although a Change in Law Disruption Event with respect to the Reference Index will lead to an acceleration of the Final Valuation Date for the Reference Index, it shall not cause an acceleration of the Maturity Date. See “Risk Factors – The Determination of the Final Index Level for any Reference Index may be made early upon the occurrence of a Hedging Disruption Event or a Change in Law Disruption Event” in this Pricing Supplement.

Note Provisions to Control

If the terms described in this Pricing Supplement are different or inconsistent with those described in the Prospectus Supplement or the Prospectus, the terms described in this Pricing Supplement will govern the Notes.

Calculation Agents

Société Générale, an affiliate of the Agent, and Canadian Imperial Bank of Commerce will together act as Calculation Agents (collectively referred to herein as the “Calculation Agent”) for the Notes and may appoint agents to assist them in the performance of their duties. We may appoint a different Calculation Agent without your consent and without notifying you.

All determinations made by the Calculation Agents will be at the sole discretion of Société Générale, in consultation with Canadian Imperial Bank of Commerce, and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. All percentages and other amounts resulting from any calculation with respect to the Notes will be rounded at the Calculation Agents’ discretion. The Calculation Agents will have no liability for its determinations.

Certain Definitions

“Accelerated Final Valuation Date” means:

i.

upon an occurrence of an Event of Default as specified in the section “Description of Senior Debt Securities – Events of Default” in the Prospectus, the Final Valuation Date shall be accelerated to a date determined by the Calculation Agent in good faith and using its reasonable judgment; or

ii.

with respect to the Reference Index, in the case of a Hedging Disruption Event specified under “Additional Terms of the Notes – Reference Index Discontinuation; Alteration of Method of Calculation; No Longer Underlying Reference Asset of a Futures or Option Contract” herein, the date on which the change, failure or cancellation of the Reference Index is effective or, if later, the date the Calculation Agent determines that a Hedging Disruption Event occurred; or

iii.

with respect to the Reference Index, in the case of a Change in Law Disruption Event specified under the section “Additional Terms of the Notes – Change in Law” herein, the date on which such Change in Law Disruption Event occurred.

Accelerated Maturity Date” means the fifth business day that follows the Accelerated Final Valuation Date. For the avoidance of doubt, a Hedging Disruption or a Change in Law Disruption specified under the sections “Additional Terms of the Notes — Reference Index Discontinuation; Alteration of Method of Calculation; No Longer Underlying Reference Asset of a Futures or Option Contract” and “Description of the Notes—Change in Law” herein will not cause an Accelerated Maturity Date.

“Change in Law” means, with respect to the Reference Index, (i) the adoption, enactment, promulgation, execution or ratification of, or any change in, (A) any applicable law or regulation (including, without limitation, any tax law or regulation or any law or regulation implementing the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or (B) any regulation, rule or procedure of any exchange or principal trading market on which any asset underlying the Reference Index trades or (ii) the adoption of or any change in the interpretation by any court, tribunal, regulatory or similar authority with competent jurisdiction or supervisory duty or exchange, of any such law, regulation, rule or procedure (including, without limitation, any action taken by a taxing authority).

“Change in Law Disruption Event” means, with respect to the Reference Index, following the occurrence of a Change in Law with respect to the Reference Index, the Calculation Agent determines that, on or before the Final Valuation Date, the Issuer or any of its affiliates would incur a materially increased (as compared with circumstances existing prior to such event) amount of tax, duty, expense, fee, cost or regulatory capital charge, or it is or will become impracticable, impossible (in each case, after using commercially reasonable efforts), illegal or contrary to any applicable law, regulation, rule or procedure for the Issuer or any of its affiliates, to (i) hold, acquire, establish, reestablish, substitute, maintain, unwind, dispose of or perform obligations in connection with, any transaction(s) and/or asset(s) relating to the Reference Index it deems necessary to hedge the Issuer’s obligations with respect to the Notes, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

“Closing Level” means, with respect to the Reference Index and any Scheduled Trading Day for the Reference Index, the official closing level for the Reference Index as published and announced by the Index Sponsor for such Scheduled Trading Day; subject to the provisions “Additional Terms of the Notes—Market Disruption Event”, “Additional Terms of the Notes—Discontinuance or Modification of the Reference Index; Alteration of Method of Calculation, No Longer Underlying Reference Asset of a Futures or Option Contract” and “Description of the Notes—Change in Law” herein.

PRS-19

“Early Closure” means, with respect to the Reference Index, the closure on any Exchange Business Day for the Reference Index of any Exchange or Related Exchange for the Reference Index prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange (as the case may be) at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into such Exchange or Related Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day.

“Event of Default” means any Event of Default listed in the section “Description of Senior Debt Securities – Events of Default” in the Prospectus.

“Exchange” means, with respect to the Reference Index, each principal exchange or quotation system on which the constituents underlying the Reference Index trade, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the constituents underlying the Reference Index has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to such constituents on such temporary substitute exchange or quotation system as on the original Exchange).

“Exchange Business Day” means, with respect to the Reference Index, any Scheduled Trading Day for the Reference Index on which each Exchange and each Related Exchange for the Reference Index are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

“Exchange Disruption” means, with respect to the Reference Index, any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general (A) to effect transactions in, or obtain market values for, any security or constituent underlying the Reference Index on any Exchange for the Reference Index or (B) to effect transactions in, or obtain market prices for, any futures or option contract relating to the Reference Index on any Related Exchange for the Reference Index.

“Final Index Level” means, with respect to the Reference Index (subject, in the case of a Market Disruption Event, to a possible determination by the Calculation Agent in the manner described in the section “Additional Terms of the Notes—Market Disruption Event” herein):

a)

with respect to the Maturity Date, the Closing Level of the Reference Index on the Final Valuation Date; or, in the case of a Hedging Disruption Event, the level for the Reference Index determined by the Calculation Agent as described in the section “Additional Terms of the Notes – Reference Index Discontinuation; Alteration of Method of Calculation; No Longer Underlying Reference Asset of a Futures or Option Contract” herein or, in the case of a Change in Law Disruption Event, the level for the Reference Index determined by the Calculation Agent as described in the section “Additional Terms of the Notes – Change in Law” herein; or

b)	with respect to the Accelerated Maturity Date in the case of an Event of Default, the Closing Level of the Reference Index on the Accelerated Final Valuation Date.

“Final Valuation Date” means, with respect to the Reference Index, the last Valuation Date prior to the Redemption Date (subject to postponement pursuant the section “Additional Terms of the Notes—Market Disruption Event” herein) on which the Final Index Level of the Reference Index is determined by the Calculation Agent.

“Hedging Disruption” means, with respect to the Reference Index, if the Index Sponsor permanently cancels, materially modifies or fails to calculate and announce the Reference Index and following the occurrence of such cancellation, change or failure, the Issuer or any of its affiliates would incur a materially increased (as compared with the circumstances existing prior to such event) amount of tax, duty, expense fee or cost, or it would be impracticable for the Issuer or any of its affiliates after using commercially reasonable efforts, to (i) acquire, establish, reestablish, substitute, maintain, unwind or dispose of any transaction(s) or assets(s) relating to the Reference Index it deems necessary to hedge the Issuer’s obligations with respect to the Notes, or (ii) realize, recover or remit the proceeds of any such transaction(s) or assets(s).

“Hedging Disruption Event” means, with respect to the Reference Index, the occurrence, as determined by the Calculation Agent, of a Hedging Disruption for the Reference Index.

“Holder” means, with respect to any Note, the holder in whose name such Note is registered in the security register of the Issuer.

“Index Sponsor” means S&P Dow Jones Indices LLC.

“Initial Index Level” means 1866.52, which reflects the Closing Level of the Reference Index on the Pricing Date, as determined by the Calculation Agent.

PRS-20

“Issue Date” means March 26, 2014.

“Issue Price” $1,000 per $1,000 Notional Amount of Notes.

“Market Disruption Event” means, with respect to the Reference Index, any Scheduled Trading Day for the Reference Index on which (A) any Exchange or Related Exchange for the Reference Index fails to open for trading during its regular trading session; (B) a Trading Disruption, an Exchange Disruption or an Early Closure has occurred with respect to the Reference Index, which in any case the Calculation Agent determines is material; or (C) any other event (including, but not limited to, increased cost of hedging) that the Calculation Agent determines, in its sole discretion, materially interferes with the ability of the Issuer or any of its affiliates to establish, reestablish, maintain or unwind all or a material portion of a hedge with respect to the Notes that the Issuer or its affiliates have effected or may effect as described above under “Risk Factors – Hedging and trading activity could potentially adversely affect the value of the Notes.” Furthermore, for purposes of determining whether a Market Disruption Event has occurred with respect to a Reference Index:

i.

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of an Exchange or Related Exchange for the Reference Index;

ii.

to the extent applicable, as determined by the Calculation Agent, limitations pursuant to New York Stock Exchange (“NYSE”) Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a Trading Disruption for such Reference Index;

iii.

a suspension of trading in futures or options contracts on the Reference Index by a Related Exchange for the Reference Index by reason of (x) a price change exceeding limits set by such Related Exchange, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a Trading Disruption for the Reference Index; and

iv.	any time when an Exchange or a Related Exchange is itself closed for trading under ordinary circumstances will not be considered a Trading Disruption or an Exchange Disruption.

“Maturity Date” means September 26, 2016.

“Notional Amount” means $1,000 per Note.

“Pricing Date” means March 21, 2014.

“Redemption” means each of the maturity or accelerated maturity, as the case may be.

“Redemption Date” means each of the Maturity Date or the Accelerated Maturity Date, as the case may be.

“Reference Index” means the S&P 500® Index (Bloomberg Ticker: SPX).

“Related Exchange” means, with respect to the Reference Index, each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Reference Index, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to the Reference Index has temporarily relocated; provided that the Calculation Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to the Reference Index on such temporary substitute exchange or quotation system as on the original Related Exchange.

“Scheduled Closing Time” means, with respect to an Exchange or Related Exchange and any Scheduled Trading Day for the Reference Index, the scheduled weekday closing time of such Exchange or Related Exchange on such Scheduled Trading Day, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled Trading Day” means, with respect to the Reference Index, a day that is (or, but for the occurrence of a Market Disruption Event, would have been) a day on which (i) the Index Sponsor is scheduled to calculate and announce the Reference Index and (ii) each Exchange and each Related Exchange for the Reference Index are scheduled to be open for trading for their respective regular trading sessions.

“Successor Index” means a Successor Index as defined under the section “Additional Terms of the Notes—Reference Index Discontinuation; Alteration of Method of Calculation; No Longer Underlying Reference Asset of a Futures or Option Contract” in this Pricing Supplement.

“Trading Disruption” means, with respect to the Reference Index, any suspension of or limitation imposed on trading by any Exchange or Related Exchange for the Reference Index or otherwise and whether by reason of movements in price exceeding limits permitted by such Exchange or Related Exchange or otherwise (A) relating to any security or constituent underlying the Reference Index on such Exchange or (B) in futures or option contracts relating to the Reference Index on such Related Exchange.

PRS-21

“Valuation Date” means, with respect to the Reference Index (subject to postponement pursuant to the section “Additional Terms of the Notes - Market Disruption Event” herein), each Valuation Date specified on the cover page hereof, on which a Closing Level for the Reference Index is determined by the Calculation Agent.

PRS-22

ESTIMATED VALUE AND SECONDARY MARKET PRICES OF THE NOTES

The estimated value of the Notes set forth on the cover page of this Pricing Supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Notes, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Notes. The estimated value does not represent a minimum price at which the Agent or its affiliates would be willing to buy your Notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Notes, our liquidity needs as well as higher issuance, selling, operational and ongoing liability management costs of the Notes in comparison to those costs for our conventional fixed-rate debt. The value of the derivative or derivatives underlying the economic terms of the Notes is derived from our or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. These inputs may also be based on assumptions made by us in our discretionary judgment.

The estimated value of the Notes will be lower than the original issue price of the Notes because costs associated with selling, structuring and hedging the Notes are included in the original issue price of the Notes. These costs include the selling commissions paid to the Agent and other affiliated or unaffiliated dealers, the projected profits that we or our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Notes and the estimated cost of hedging our obligations under the Notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Notes.

Assuming that all relevant factors remain constant after the Pricing Date, the price, if any, at which the Agent, the Issuer or any of their affiliates may initially buy or sell the Notes in the secondary market (if any exists) and the value that may be indicated on customer account statements (if any are provided) may exceed the estimated value on the Pricing Date for a temporary period expected to be no more than approximately six (6) months following the Issue Date. This temporary upward adjustment represents portions of the estimated costs included in the original issue price of the Notes that may effectively be reimbursed to investors at the discretion of us, the Agent or any of their affiliates in connection with any repurchases of Notes during such initial period. The estimated costs that are effectively reimbursed to investors may not be allocated ratably through this temporary period. The amount of the temporary upward adjustment will decline to zero on a straight-line basis over this initial period, which may be shortened or lengthened due to market conditions and other factors that cannot be predicted.

PRS-23

CERTAIN BENEFIT PLAN CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

—	PTCE 96-23, for specified transactions determined by in-house asset managers;

—	PTCE 95-60, for specified transactions involving insurance company general accounts;

—	PTCE 91-38, for specified transactions involving bank collective investment funds;

—	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

—	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

—	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

—

an administrative or statutory exemption applies to their purchase and holding of the securities and the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-24

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Prospective investors should note that the discussion under the section called “Certain Income Tax Consequences—United States Taxation” in the accompanying prospectus supplement does not apply to the Notes issued under this document and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal tax consequences of the ownership and disposition of the Notes. It applies only to an initial investor who holds the Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

—	certain financial institutions;

—	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Notes;

—	investors holding the Notes as part of a “straddle,” conversion transaction or constructive sale transaction;

—	U.S. Holders (defined below) whose functional currency is not the U.S. dollar;

—	entities classified as partnerships for U.S. federal income tax purposes;

—	regulated investment companies;

—	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs”; and

—	persons subject to the alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Notes and partners in such partnerships should consult their tax advisers as to their particular U.S. federal tax consequences of holding and disposing of the Notes.

We will not attempt to ascertain whether any of the issuers of the shares that constitute the underlying Index (the shares hereafter referred to as “Underlying Shares”) should be treated as “U.S. real property holding corporations” (“USRPHCs”) within the meaning of Section 897 of the Code or a passive foreign investment company within the meaning of section 1297 of the Code. If any of the issuers of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a Non-U.S. Holder (as defined below) upon the sale, exchange or retirement of the Notes. Potential investors considering an investment in the Notes should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of Underlying Shares and consult their tax advisers regarding the possible consequences to them if any issuer of Underlying Shares is or becomes a USRPHC.

As the law applicable to the U.S. federal taxation of instruments such as the Notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address any tax consequences to an investor other than the U.S. federal tax consequences, and so, for example, does not address the potential application of the provision of the Code known as the Medicare contribution tax.

Tax Treatment of the Notes

Based on current market conditions, a Note should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a Note, each holder agrees (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the Notes or similar instruments, significant aspects of the treatment of an investment in the Notes are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, potential investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Notes and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of the Notes as prepaid forward contracts .

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

—	a citizen or individual resident of the United States;

PRS-25

—

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

—	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. A U.S. Holder should not be required to recognize taxable income over the term of the Notes prior to maturity, other than pursuant to a sale or exchange as described below.

Sale, Exchange or Retirement of the Notes. Upon a sale or exchange of the Notes, or upon retirement of the Notes at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s tax basis in the Notes that are sold, exchanged or retired. A U.S. Holder’s tax basis in the Notes should equal the amount paid by the U.S. Holder to acquire the Notes. Any gain or loss should be capital gain or loss and should be long-term capital gain or loss if at the time of the sale, exchange or retirement the U.S. Holder has held the Notes for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Notes

Alternative U.S. federal income tax treatments of the Notes are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the Notes. It is possible, for example, that the Notes could be treated as debt instruments issued by us. Under this treatment, the Notes would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, regardless of the U.S. Holder’s tax accounting method, in each year that the U.S. Holder held the Notes, the U.S. Holder would be required to accrue amounts into income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the Notes, even though we will not be required to make any payment with respect to the Notes prior to maturity. In addition, any gain on the sale, exchange or retirement of the Notes would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the Notes could also affect the timing and character of income or loss with respect to the Notes. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Notes, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

—	an individual who is classified as a nonresident alien;

—	a foreign corporation; or

—	a foreign trust or estate.

The term “Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes or certain former citizens or residents of the United States. Such holders should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the Notes.

Sale, Exchange or Retirement of the Notes. Subject to the discussion below regarding backup withholding, a Non-U.S. Holder of the Notes generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to the Non-U.S. Holder upon a sale, exchange, retirement or other disposition of the Notes.

If the Non-U.S. Holder is engaged in a U.S. trade or business, and if income or gain from the Notes is effectively connected with the conduct of that trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. Non-U.S. Holders to which this paragraph may apply should consult their tax advisers regarding other U.S. tax consequences of the ownership and disposition of the Notes, including, if the Non-U.S. Holder is a corporation, the possible imposition of a 30% branch profits tax.

PRS-26

Proposed Treasury Regulations. Regulations proposed by the IRS in December 2013 could have a material adverse effect on the U.S. federal income tax consequences to Non-U.S. Holders of holding Notes. Under the current version of these regulations, payments of dividends on U.S. stocks included in the S&P 500® Index could result in Non-U.S. Holders being treated as payees of such dividends. These proposed regulations provide that if a Non-U.S. Holder acquires a Note on or after March 5, 2014, the payment of such dividends would result in withholding of U.S. federal income tax in an amount equal to 30% of the amount of the dividends unless the Non-U.S. Holder was eligible for the benefits of an income tax treaty that provides for a lower withholding tax rate. It is unclear as to whether these regulations will be finalized in their current form.

The proposed regulations also could have a material adverse impact on Non-U.S. Holders if the Notes are characterized as debt instruments. If the Notes are characterized as debt instruments, under the current version of these regulations, if a Non-U.S. Holder acquires a Note on or after March 5, 2014, the positive yield on the Notes would no longer be characterized as portfolio interest. Instead, such yield would result in withholding of U.S. federal income tax in an amount equal to 30% of the amount of the yield unless the Non-U.S. Holder was eligible for the benefits of an income tax treaty that provides for a lower withholding tax rate. Again it is unclear as to whether these regulations will be finalized in their current form.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a Note were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Note generally would not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the Note is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States, and (ii) the Non-U.S. Holder (or a financial institution holding the Notes on behalf of the Non-U.S. Holder) furnishes to the applicable withholding agent an appropriate IRS Form W-8 (or applicable successor form) certifying under penalties of perjury that the beneficial owner is not a U.S. person.

Other U.S. federal income tax treatments of the Notes are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the Notes, possibly with retroactive effect. Accordingly, Non-U.S. Holders should consult their tax advisers regarding the issues presented by the notice.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the Notes are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Notes.

Information Reporting and Backup Withholding

The proceeds received from a sale, exchange or retirement of the Notes may be subject to information reporting and, if the holder fails to provide certain identifying information (such as an accurate taxpayer identification number in the case of a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. A Non-U.S. Holder (or financial institution holding the Notes on behalf of the Non-U.S. Holder) that provides the applicable withholding agent with the appropriate IRS Form W-8 (or applicable successor form) will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

PRS-27

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal Canadian federal income tax considerations generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a Note pursuant to this Pricing Supplement and who for the purposes of the Income Tax Act (Canada) and Regulations thereto (collectively, the “Canadian Tax Act”) and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with the Issuer and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the Note; (c) does not use or hold and is not deemed to use or hold the Note in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the Note, and (e) is not a, and deals at arm’s length with any, “specified shareholder” of the Issuer for purposes of the thin capitalization rules in the Canadian Tax Act (a “Non-Resident Holder”). A “specified shareholder” for these purposes generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length for the purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own 25% or more of the Issuer’s shares determined on a votes or fair market value basis. Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary is supplemental to the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Certain Income Tax Consequences—Certain Canadian Income Tax Considerations” in the accompanying Prospectus Supplement and a Non-Resident Holder should carefully read that description as well.

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, a Non-Resident Holder will not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by the Issuer on a Note as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own advisors regarding the consequences to them of a disposition of securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-28

SUPPLEMENTAL PLAN OF DISTRIBUTION

We and SG Americas Securities, LLC, as Agent, have entered into a distribution agreement with respect to the Notes. Subject to certain conditions, the Agent has agreed to use its reasonable efforts to solicit purchases of the Notes. We have the right to withdraw, cancel or modify the offer made by this Pricing Supplement without notice and have the right to accept offers to purchase Notes and may reject any proposed purchase of the Notes. The Agent may also reject any offer to purchase the Notes.

From time to time, the Agent and its affiliates have engaged, and in the future may engage, in transaction with and performance of services for us for which they have been, and may be, paid customary fees. In particular, the Agent or one of its affiliates may be our swap provider or swap counterparty for a hedge relating to our obligations under the Notes. Société Générale, an affiliate of the Agent, will act as Calculation Agent for the Notes and may appoint agents to assist it in the performance of its duties.

In the future, the Agent and its affiliates may repurchase and resell the Notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or otherwise.

The Agent proposes to offer the Notes to certain securities dealers, including securities dealers acting as custodians, at the original offering price of the Notes less a concession not in excess of $21.50 per Note. The Agent may also make payments to certain securities dealers for introductory or finder’s fees, but the aggregate amount of such fees will not exceed 00.25% of the total Notional Amount placed through such dealers. The Agent or any dealer selling a Note to an account with respect to which it receives a management fee will forego any commission on such sale, and this may result in holders of such accounts being entitled to purchase the Notes at a price lower than $1,000 per Note, but not less than $978.50 per Note.

The original offering price of the Notes includes the Agent’s commission, the structuring and development costs received by the Agent and the projected profit that our hedge counterparties expect to realize in consideration for assuming the risks inherent in hedging our obligations under the Notes. We expect to hedge our obligations through an affiliate of the Agent, one of our affiliates and/or another unaffiliated counterparty. Because hedging our obligations entails risks and may be influenced by market forces beyond the counterparties’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss. The Agent’s commission, structuring and development costs and projected profit of our hedge counterparties reduce the economic terms of the Notes. In addition, the fact that the original offering price includes these items is expected to adversely affect the secondary market prices of the Notes. These secondary market prices are also likely to be reduced by the cost of unwinding the related hedging transaction. See “Use of Proceeds; Hedging” herein.

If all the Notes are not sold at the initial offering price, the Agent may change the offering price and other selling terms.

The Notes are new issues of securities with no established trading markets. The Notes will not be listed on a national securities exchange. The Agent may make a market for the Notes, as applicable laws and regulations permit, but is not obligated to do so and may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

Settlement for the Notes will be made in immediately available funds. The Notes will be in the Same Day Funds Settlement System at DTC and, to the extent any secondary market trading in the Notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds.

Canadian Imperial Bank of Commerce has agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act of 1933. We have agreed to pay certain expenses of the Agent in connection with the offering of the Notes.

No action has been or will be taken by Canadian Imperial Bank of Commerce, the Agent or any broker-dealer affiliates of either party that would permit a public offering of the Notes or possession or distribution of this Pricing Supplement or the accompanying Prospectus Supplement and Prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this Pricing Supplement or the accompanying Prospectus Supplement and Prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Canadian Imperial Bank of Commerce, the Agent or any broker-dealer affiliates of either party.

Please note that information in this Pricing Supplement about Issue Date, Issue Price to public and net proceeds to us relates only to the initial sale of the Notes. If you have purchased the Notes in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

PRS-29

THE REFERENCE INDEX

This Pricing Supplement relates only to the Notes offered hereby and does not relate to the Reference Index itself. We obtained all information contained in this Pricing Supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices” or “S&P”), the Index sponsor. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P 500 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P 500 Index in connection with the offer and sale of the securities.

According to publicly available information, on June 29, 2012, The McGraw-Hill Companies, Inc., which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices. S&P Dow Jones Indices owns the S&P Indices business, including the S&P 500 Index, and the Dow Jones Indexes business.

General

The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The S&P 500 Index covers approximately 75% of the United States equity market by market capitalization.

The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the financial viability of the particular company, the market capitalization of that company ($4 billion or greater), the contribution of that company to the index’s sector balance, and the market value and trading activity of the common stock of that company. Continued index membership is not necessarily subject to these guidelines. S&P aims to minimize unnecessary turnover and each removal is determined on a case-by-case basis. Companies that substantially violate one or more of criteria for index inclusion and companies that no longer meet the inclusion criteria as a result of a merger, acquisition or significant restructuring will be considered for removal.

The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it.

Computation of the S&P 500 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the S&P 500 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the S&P 500 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500 Index (i.e., its Market Value). Currently, S&P calculates the S&P 500 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P 500 Index is proportional to its float-adjusted market value. Under float adjustment, the share counts used in calculating the S&P 500 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

—	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

—	holdings by government entities, including all levels of government in the United States or foreign countries; and

—

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

Where holdings in one of these groups exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are also not part of the float.

PRS-30

Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies are part of the float. Also included in the float are shares held in a trust to allow investors in countries outside the country of domicile, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class that can be converted by shareholders to a listed class without undue delay and cost.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by: dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights. In these cases, the stock price is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all the component stocks relative to the S&P 500 base period of 1941-43. The daily calculation of the S&P 500 Index is computed by dividing the Market Value of the S&P 500 component stocks by the index divisor.

The S&P 500 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P 500 constituents’ share capital after the base period of 1941-43 with the index value as of the base period set at 10. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day before the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

To prevent the level of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P 500 Index remains constant. This helps maintain the level of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

PRS-31

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P 500 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on the third Friday of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares due to its acquisition of another public company are made as soon as reasonably possible. Changes in a company’s shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are also made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

License Agreement

We and S&P Dow Jones Indices LLC have entered into a non-transferable, non-exclusive license agreement providing for the sublicense to us, in exchange for a fee, of the right to use the S&P 500 Index in connection with the issuance of the securities.

The license agreement between us and S&P Dow Jones Indices LLC provides that the following language must be stated in this Pricing Supplement:

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Canadian Imperial Bank of Commerce. Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Canadian Imperial Bank of Commerce. The securities are not sponsored, endorsed, sold or promoted by SPDJI, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Canadian Imperial Bank of Commerce with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Canadian Imperial Bank of Commerce or the securities. S&P Dow Jones Indices have no obligation to take the needs of Canadian Imperial Bank of Commerce or the owners of the securities into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by Canadian Imperial Bank of Commerce, but which may be similar to and competitive with the securities. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES

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NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY CANADIAN IMPERIAL BANK OF COMMERCE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CANADIAN IMPERIAL BANK OF COMMERCE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Historical Data

We obtained the closing levels listed below from Bloomberg Financial Markets (“Bloomberg”) without independent verification. You can obtain the level of the S&P 500 Index at any time from Bloomberg under the symbol “SPX” or from the S&P Dow Jones Indices website at www.spdji.com. No information contained on the S&P Dow Jones Indices website is incorporated by reference into this Pricing Supplement. You should not take the historical levels of the Reference Index as an indication of future performance of the Reference Index or the Notes.

The following graph sets forth the historical Closing Levels of the Reference Index during the period from March 21, 2009 through March 21, 2014. The Closing Level of the Reference Index on March 21, 2014 was 1866.52.

The following table sets forth the high and low Closing Levels, as well as end-of-period closing levels, of the Reference Index for each quarter in the period from January 1, 2003 through December 31, 2013 and for the period from January 1, 2014 to March 21, 2014.

	Low	High	Closing Level End of Quarter
2003
First Quarter	800.73	931.66	848.18
Second Quarter	858.48	1011.66	974.50
Third Quarter	965.46	1039.58	995.97
Fourth Quarter	1018.22	1111.92	1111.92

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	Low	High	Closing Level End of Quarter
2004
First Quarter	1091.33	1157.76	1126.21
Second Quarter	1084.10	1150.57	1140.84
Third Quarter	1063.23	1129.30	1114.58
Fourth Quarter	1094.81	1213.55	1211.92
2005
First Quarter	1163.75	1225.31	1180.59
Second Quarter	1137.50	1216.96	1191.33
Third Quarter	1194.44	1245.04	1228.81
Fourth Quarter	1176.84	1272.74	1248.29
2006
First Quarter	1248.29	1307.25	1294.83
Second Quarter	1223.69	1325.76	1270.20
Third Quarter	1234.49	1339.15	1335.85
Fourth Quarter	1331.32	1427.09	1418.30
2007
First Quarter	1374.12	1459.68	1420.86
Second Quarter	1420.86	1539.18	1503.35
Third Quarter	1406.70	1553.08	1526.75
Fourth Quarter	1407.22	1565.15	1468.36
2008
First Quarter	1273.37	1468.36	1322.70
Second Quarter	1278.38	1426.63	1280.00
Third Quarter	1106.39	1305.32	1166.36
Fourth Quarter	752.44	1161.06	903.25
2009
First Quarter	676.53	934.70	797.87
Second Quarter	811.08	946.21	919.32
Third Quarter	879.13	1071.66	1057.08
Fourth Quarter	1025.21	1127.78	1115.10
2010
First Quarter	1056.74	1174.17	1169.43
Second Quarter	1030.71	1217.28	1030.71
Third Quarter	1022.58	1148.67	1141.20
Fourth Quarter	1137.03	1259.78	1257.64
2011
First Quarter	1256.88	1343.01	1325.83
Second Quarter	1265.42	1363.61	1320.64
Third Quarter	1119.46	1353.22	1131.42
Fourth Quarter	1099.23	1285.09	1257.60
2012
First Quarter	1257.60	1416.51	1408.47
Second Quarter	1278.04	1419.04	1362.16
Third Quarter	1334.76	1465.77	1440.67
Fourth Quarter	1353.33	1461.40	1426.19
2013
First Quarter	1426.19	1569.19	1569.19
Second Quarter	1541.61	1669.16	1606.28
Third Quarter	1614.08	1725.52	1681.55
Fourth Quarter	1655.45	1848.36	1848.36
2014
Jan 1st, 2014 – March 21st, 2014	1878.04	1741.89	1866.52

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